Exhibit 10.1.

The Agreement of Purchase and Reorganization dated March 18, 2002.

                                    AGREEMENT

                                       AND

                             PLAN OF REORGANIZATION

                                 by and between

                         VPN COMMUNICATIONS CORPORATION

                                       and

                           SOUTHWICK MANAGEMENT, INC..



     This agreement and plan of reorganization made as of the 18th day of March 2002 between VPN Communications Corporation, a Nevada corporation (hereinafter called "Buyer or VPN"), party of the first part; and Southwick Management, Inc.., a Nevada Corporation ("hereinafter called OMN or Seller") and the individuals whose names are set forth in the attached Exhibit A (hereinafter called "Selling Shareholders"), parties of the second part,

                                   WITNESSETH:

     The parties desire that Buyer shall acquire a majority of the issued and outstanding shares of common stock of Southwick Management, Inc.. a Nevada corporation (hereinafter called "Seller"), by an exchange of at least 3,000,000 shares of said issued and outstanding shares of common stock of Seller, together with 1, 000, 000 shares of Class A Convertible Preferred Stock, solely for shares of the voting common stock of Buyer, on the terms and conditions hereinafter set forth.

Accordingly, the parties hereto covenant and agree as follows:

     1. Selling Shareholders represent that:

          1 (a) Seller is a corporation duly organized and existing under the laws of the State of Nevada with authorized capital stock consisting of 25,000 shares of capital stock of no par value per share, of which 25,000 common shares are duly issued and now outstanding, fully-paid and non-assessable; Seller does not have issued or outstanding any other shares of common stock or any subscription or other rights to the issuance or receipt of shares of its common stock; all voting rights are vested exclusively in such common stock.

          1 (b) The unaudited balance sheet of Seller as of even date hereof, copies of which, including accompanying notes, have previously been delivered to Buyer, has been prepared from the books and records of the Seller and fairly present the financial position of Seller at such date.

          1 (c) The shares of the outstanding common stock of Seller to be exchanged hereunder are owned beneficially and of record by the Selling Shareholders as follows:


       NAME                         NUMBER of SHARES

    Individuals listed              not less than 25,000 shares total
    in Exhibit A attached


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and each of the Selling Shareholders represent that he or she has full right and title, without any lien or encumbrance whatsoever, to the number of shares of common stock of Seller set opposite his or her name and full and unrestricted right and power to exchange and deliver the same pursuant to the provisions of this agreement and plan of reorganization.

          1 (d) Seller is duly qualified and entitled to its respective properties and to carry on its business all as and in the places where such properties are now owned or such business is conducted.

          1 (e) Seller has good and marketable title to all the property and assets included in the balance sheet of Seller as of even date herewith referred to in paragraph 1 (b) hereof, or purported to have been acquired by Seller after said date, except, however, property and assets sold in the ordinary course of business subsequent to said date; all the properties and assets of Seller are free from any liens or encumbrances not disclosed.

          1 (f) Seller is not a party to any pending or threatened litigation which might adversely affect the financial condition, business or properties of Seller, or interfere with the manufacture or sales of its products, nor to the knowledge of the Selling Shareholders, is there any threatened or pending governmental investigation involving Seller or any of its products, including inquiries, citations or complaints by any Federal government agency , or any other federal, state or local administration; and there are no outstanding order, decrees or stipulations affecting Seller or any of its products.

          1 (g) Any and all required returns for income taxes, surtaxes and excess profits taxes of Seller for all prior periods up to and including even date herewith have either been or will be duly prepared and filed in good faith and all taxes shown thereon have been paid or accrued on the Seller's books.

          1 (h) Seller has not since March 18, 2002

               (i)  Issued any additional shares of stock or other securities

               (ii) Made any distribution to its shareholders, as shareholders, of any assets by way of dividends, purchase of shares or otherwise;

               (iii) Mortgaged, pledged or subjected to lien or encumbrance any of its properties or assets beyond that disclosed in the schedule delivered to Buyer as provider in paragraph 1(c) hereof,

               (iv) Sold or transferred any of its assets, tangible or
                    intangible, except in each case in the ordinary and usual course of business;






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               (v)  incurred any extraordinary losses or incurred or become liable for any obligations or liabilities except current liabilities incurred in the ordinary and usual course of business, or made any extraordinary expenditures other than for additions and betterments to existing plant, equipment and facilities; or

               (vi) Increased the rate of compensation of its officers.

          1 (i) The business, properties and assets of Seller have not since March 18, 2002 been materially and adversely affected as the result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike, embargo, confiscation of vital equipment, materials or inventory, cancellation of contracts by any domestic or foreign government, or any agency thereof, riot, activities of armed forces or acts of god or the public enemy.

          1 (j) Seller has no liabilities, contingent or otherwise, beyond those stated in the balance sheet of Seller as of June 30, 2001 or described in the notes accompanying said balance sheet, referred to in paragraph 1(b) hereof, other than current liabilities incurred in the ordinary and usual course of business since that date.

          1 (k) Selling shareholders, in acquiring shares of common stock of Buyer as herein contemplated, are acquiring the same for the purposes of investment only, with no present intention of selling or otherwise marketing or distributing such shares, unless such sales or distribution is made in compliance with the registration provisions of the Securities Act of 1933, or unless an exemption from registration can be established, or unless sold pursuant to Rule 144 under the Securities Act of 1933, as amended.

          l (1) No representation by Selling Shareholders made in this agreement and to statement made in any certificate or schedule furnished in connection with the transaction herein contemplated contains or will contain any knowingly untrue statement of material fact or knowingly omits or will omit to state any material fact necessary to make any such representation or warrant or any such statement or misleading to a prospective purchase of all of the stock of Seller who is seeking full information as to Seller and its affairs.

     2. Buyer represents:

          2 (a) That it is a corporation duly organized and existing under the laws of the state of Nevada with an amendment pending authorizing its capital stock to consist of 40,000,000 shares of common stock of par value of $.001 per share, all having full voting power, of which approximately 6,100, 000 shares have been duly issued and are outstanding full paid and non-assessable; and 10,000,000 shares of preferred stock of par value of $.001 per share, consisting of Class A and Class B convertible shares, designations and preferences to be filed with the Secretary of State of Nevada as more particularly set forth in Attachment B hereto, of which no shares have been issued at this time.

          2 (b) That the common shares of Buyer deliverable pursuant to this agreement will be shares of common stock of the same class of common stock presently issued and outstanding, which shares Buyer shall have full and lawful authority to deliver, and when so delivered to Selling Shareholders, will have full and equal voting rights and will be fully paid and non-assessable and will represent 3,000,000 shares of issued and outstanding stock of the Buyer after this plan of reorganization takes place.

          2 (c) That in acquiring the shares of stock of Sellers hereunder, Buyer is acquiring the same for purposes of investment only with no present intention of selling or otherwise marketing or distributing them.

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


          2 (d) In regards to the stock of Buyer, Buyer acknowledges all rights to the stock are vested exclusively in the common and Class A Preferred stock, 3,000,000 shares of which are being issued to the Selling Shareholders, together with 1,000,000 shares of Class A Convertible Preferred Stock, pursuant to this plan of reorganization.

          2 (e) The balance sheet as of the 31st day of December, 2001, a copy of which including company notes have been previously delivered to Sellers, had been prepared from the books and records of the Buyer and fairly represent the financial condition to Buyer as of such date.

          2 (f) The Buyer is duly qualified and entitled to its respective properties and to carry on its business all as and in the places where such properties are now owned or such business is conducted.

          2 (g) The Buyer is not a party to any pending or threatened litigation which might adversely affect the financial condition, business or properties of Buyer, or interfere with any manufacturing or sale of its products, nor to the knowledge of Buyers' shareholders is there any threatened or pending governmental investigation involving Buyer or any of its products, including inquiries, citations or complaints by any federal governmental agency or any federal, state or local administration; there are no outstanding orders, decrees or stipulations affecting Buyer or any of its products or previous work done.

          2 (h) That all returns for income taxes, surtaxes and excess profit taxes of Buyer for all prior periods up to and including December 31, 2001 have been or will be filed and prepared in good faith and all taxes shown thereon have been or will be paid and that there are no other outstanding federal or state taxes of any sort including income taxes, sales taxes, withholding taxes, etc.

          2 (i) The Buyer has not;

               (i) Issued any additional shares of stock other than the securities mentioned herein;

               (ii) Made any distributions to the shareholders of any assets by way of dividends, purchase of shares or otherwise not disclosed to Seller; or

          2 (j) The Buyer has no liabilities, contingent or otherwise, beyond those stated in this agreement and the balance sheets, copies of which are attached hereto, reflects the financial condition of Buyer, have been accurately prepared, in accordance with generally accepted accounting principles. Buyer represents that there are no other rights held by other parties to have stock issued except that as set for in Seller's Board of Directors resolutions dated December 20, 2001, a copy of which has been presented to Seller and disclosed in Buyer's 10Q report filed with the Securities and Exchange Commission .

          2 (k) No representation by Buyer or any of its shareholders made in regards to this agreement and no statement made in any certificate or schedule furnished in conjunction with this agreement contains or will contain any knowingly untrue statement of or material fact or knowingly omits or will omit to state any material fact necessary to make any such representation or warranty or any such statement not misleading to Selling Shareholders or to Seller. Buyer acknowledges that Seller and Selling Shareholders are relying on the statements and representations of Buyer as to Buyer's financial condition including its liabilities, if any, and that Seller and Selling Shareholders are being induced to enter into this agreement with the understanding that Selling Shareholders will receive and own, after the plan of reorganization contemplated herein has been finalized, 3,000,000 shares of the outstanding and issued common stock of Buyer together with 1,000,000 shares of Class A Preferred Convertible Stock of Buyer.

          2 (l) It is specifically agreed herein that if any of the representations made by Buyer in this agreement are found to be untrue or incorrect that in that case Selling Shareholders at their option may declare this plan of reorganization null and void, and rescind this transaction, thereafter taking back all stock of Seller.

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          2 (m) Buyer acknowledges that certain fees and costs will be incurred in order to affect the plan or reorganization and that all such fees and costs will be disclosed in writing to Seller and Selling Shareholders.

          2 (n) Buyer further represent to Sellers that it has not made any statements which would prove to be untrue, false, or misleading to any shareholder or investor of Buyer, that they have not violated or have its agents violated any state or federal securities law in selling interests in Buyer to prospective investors; that neither Buyer nor any representative or agent of Buyer has made any representations concerning Buyer or Seller to any investor or prospective investor which contain any untrue statement of a material fact, nor have they omitted to a material fact, nor have they omitted to state a material fact necessary to make such representations or warranties or any such other statements nor misleading to prospective investors or purchasers of the stock of Buyer or Seller, who are seeking full information as to Seller and its affairs. Further Buyer specifically indemnifies and holds harmless Seller and Selling Shareholders from any and all liabilities to which Selling Shareholders or Seller could become liable for because of any acts, statements, or omissions of Buyer or Buyer's agents. This indemnification and hold harmless agreement specifically, although not exclusively, applies to any securities violations, fraud, or other related liabilities to which Seller or Selling Shareholders could become liable for and which acts are caused by Buyer or its agents.

     3. Selling shareholders shall not cause, suffer or permit Seller, subsequent to the date hereof and prior to the delivery hereunder to:

               (i)  issue any additional shares of stock or other securities;

               (ii) make any distribution to its shareholders, as shareholders, of any assets by way of dividends, purchase of shares or otherwise;

               (iii) mortgage, pledge or subject to Lien or encumbrance, any of its properties or assets; (iv) sell or transfer any of its assets, tangible or intangible, except in each case in the ordinary course of business;

               (v) incur or become liable for any obligations or liabilities except current liabilities in the ordinary course of business, or make any unusual or extraordinary expenditures; or

               (vi) increase the rate of compensation of its officers.

     4. During the period prior to the closing date hereunder Selling Shareholders shall cause Seller to conduct its business in the usual and normal course.

     5. Selling shareholders shall cause Seller to grant to Buyer the right and opportunity to make such examination and investigation of Seller's business, properties and affairs as Buyer may deem necessary or desirable for all purposes relating to this agreement and to that end to open its books of account and records for examinations by Buyer's representatives, accounts, and counsel.

     6. Subject to the terms and conditions of this agreement, the parties have adopted and agreed to the following plan of reorganization to be performed on the closing date hereinafter provided for. This exchange of shares shall constitute an Internal Revenue Code Section 368 a(1)B Reorganization and is intended to qualify under that said Code section or other applicable Code section as a tax-free exchange of shares.

          6 (a) Selling shareholders shall transfer and deliver to Buyer at least 25,000 shares of common stock of Seller owned by them respectively, such shares and the certificates representing the same to be free and clear of all liens and encumbrances. The certificates representing such shares shall be duly endorsed in blank for transfer or accompanied by separate written instrument of assignment, with signatures guaranteed by a commercial trust or band company or by a member firm of the New York Stock Exchange and shall be accompanied by such supporting documents as Buyer or its counsel may reasonably require.




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          6 (b) Subject to the provisions of this paragraph 6 and paragraphs 7 and 8 hereof, Buyer shall deliver, in exchange for all the outstanding shares of common stock of Seller, to Selling Shareholders, prorata in accordance with their respective holdings of common stock of Seller, certificates representing one share of Seller for each share of Buyer offered by Selling Shareholders, totaling not less that 3,000,000 shares of common stock, $.001 par value, of Buyer, together with 1,000,000 shares of Class A Preferred Convertible Stock of Buyer. This will result in the exchanging shareholders of Seller owning not less than 33% of the then outstanding common shares of Buyer.

          6 (c) If less than all of the required shares of common stock of Seller required hereunder are duly tendered for exchange, Buyer shall have the right, at its option, either to withdraw from this agreement and plan of reorganization, or to deliver to the respective Selling Shareholders duly tendering their shares for the exchange the same number of shares of Buyer common stock for which they would otherwise have received, without hereby being deemed to have elected any remedy or to have waived any of its rights against any selling stockholder failing to duly tender all his or her shares.

          6 (d) All transfer fees payable in connection with the transfer of shares of common stock of Buyer to be delivered to Selling Shareholders pursuant to this agreement and plan of reorganization shall be paid by Buyer, and taxes, including documentary and stock transfer taxes, payable on the transfer or delivery to Buyer of shares of stock of Seller shall be payable by Selling Shareholders.

     7. All obligations of Buyer under this agreement are subject to the fulfillment, on or prior to the closing date, of each of the following conditions in addition to the conditions set forth in paragraph 6 hereof.

          7a. That the representations of the Selling Shareholders shall be true at and as of the closing date as though such representations were made at and as of such time.

          7b. That Buyer shall have received a certificate dated on the closing date, signed by the president of Seller, that since the date of this agreement and plan of reorganization Seller has not done or permitted to be done any of the acts or things forbidden in paragraph 3 of this agreement and plan of reorganization.

          7c. That no claim or liability not fully covered by insurance shall have been asserted against Seller and that Seller shall not have suffered any loss on account of fire, flood, accident or other calamity of such a character as to materially adversely affect its financial condition, regardless of whether or not such loss shall have been insured.

          7d. That all covenants herein made by Selling Shareholders which are to be performed at or prior to the closing date hereunder shall have been duly performed.

     8. Under no circumstances shall Buyer be required to register with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, any shares of its common stock deliverable to Selling Shareholders hereunder.

     9. All transactions contemplated by this agreement and plan of reorganization as well as the form and substance of all legal proceedings and of all papers and documents used or deliverable hereunder, shall be subject to the approval at the election of Buyer and Sellers hereunder.

     10. The closing under this agreement and plan of reorganization and all deliveries hereunder shall take place on or before the 18th day of March, 2002. Upon closing Seller may call upon one of the three members of the Board of Directors of Buyer to immediately resign, and a new Board of Directors to replace him shall be appointed at the option of Seller by the Shareholders of Seller. However, Seller agrees to retain E.G. Marchi or his designee as Board members with full rights thereof for a period of two years.



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     11. All notices under this agreement and plan of reorganization shall be in writing and any notice to Buyer shall be considered delivered in all respects when it has been trailed, first class postage prepaid, addressed as follows:

           VPN Communications Corporation
           3941 South Bristol Street
           Santa Ana, Ca 92740

     12. This agreement and plan of reorganization shall bind and inure to the benefit of the parties hereto and their assigns, provided however, that this agreement and plan of reorganization cannot be assigned by any party except by or with the written consent of the others. Nothing herein expressed or implied is intended of shall be construed to confer upon or to give to any person, firm, or corporation other than the parties hereto and their respective legal representatives, successors, and assigns any rights or benefits under or by any reason of this agreement and plan of reorganization.

     13. This agreement and plan of reorganization may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14. The validity, interpretation of terms, and performance of this agreement shall be governed by and construed under the laws of the State of Nevada.

     IN WITNESS WHEREOF, the parties hereto have respectively executed this agreement and plan of reorganization as of the day and year first above written.


  Date of Signature:


  Buyer:                         VPN COMMUNICATIONS CORPORATION


                                 By  /s/   E. G. Marchi
                                    --------------------------------------------
                                           President


  Seller:                        SOUTHWICK MANAGEMENT, INC.


                                 By /s/  Howard Behling
                                    --------------------------------------------
                                         President








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                                    EXHIBIT A

  SOUTHWICK MANAGEMENT, INC.. SELLING SHAREHOLDERS:

  Name:                                            Shares owned:
  -----                                            -------------

Charles B. Layton, Sr.                               12,500


Howard Behling                                       12,500

           Total                                     25,000




















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                            CONSENT RESOLUTION OF THE

                           SHAREHOLDERS AND DIRECTORS

                                       OF

                           SOUTHWICK MANAGEMENT, INC..


We, being all of the directors and shareholders of SOUTHWICK MANAGEMENT, INC.. a Nevada corporation, do hereby consent and agree that effective this 26th day of March, 2002, the following resolution is hereby adopted:

RESOLVED, that the shareholders of SOUTHWICK MANAGEMENT, INC.. do hereby consent and agree that they shall transfer the majority of the issued and outstanding stock of SOUTHWICK MANAGEMENT, INC.. which they own, and not less than 25,000 shares, to that corporation known as VPN COMMUNICATIONS CORPORATION a Nevada corporation, in return for not less than 3,000,000 shares of that corporation's common stock issued and outstanding, together with 1,000,00 shares of Class A Convertible Preferred Stock, after completion of a plan of reorganization with this corporation. This shall be an Internal Revenue Code Section 368 a(1)B Reorganization and is intended to qualify under that said Code section as a tax-free exchange of shares. Further that the agreement and plan of reorganization shall be substantially in the form shown on the attached agreement and Plan of Reorganization.

DATED this 18th day of March 2002.


                          DIRECTORS:


BY  /s/ Howard Behling
    -------------------
        Howard Behling


BY  /s/ Charles Layton
    -------------------
        Charles Layton




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